Exhibit 99.1

Pioneer Power Announces Preliminary Q4 and Full Year 2024 Financial Results

Preliminary Fourth Quarter 2024 Revenue from Continuing Operations of $9.8 Million; Up 265% Year-Over-Year

FORT LEE, N.J., February 19, 2025 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2024, showcasing a year of remarkable growth and improved profitability. These preliminary unaudited financial results exclude our T&D Solutions segment due to the previously announced sale of that business unit for $50 million in cash and equity to Mill Point Capital on October 29, 2024.

Preliminary (Unaudited) Financial Highlights from the Critical Power Segment for Q4 2024

●	Revenue was $9.8 million, as compared to $2.7 million for the same quarter in 2023, an increase of $7.1 million, or 265%.

●	Gross profit was $2.8 million, or a gross margin of 29%, as compared to $610,000, or a gross margin of 23%, for the same quarter in 2023.

●	Operating income, excluding R&D expense and non-recurring professional fees, was $1.5 million, as compared to a loss of $66,000 for the same quarter in 2023, a year-over-year improvement of $1.6 million.

Preliminary (Unaudited) Financial Highlights from the Critical Power Segment for the Full Year 2024

●	Revenue was $22.9 million, as compared to $11.1 million for the year ended December 31, 2023, an increase of 106%.

●	Gross profit was $5.5 million, or a gross margin of 24%, as compared to $2.2 million, or a gross margin of 20%, for the year ended December 31, 2023.

●	Operating income, excluding R&D expense and non-recurring professional fees, was $1.6 million, as compared to a loss of $1.3 million for the year ended December 31, 2023, a year-over-year improvement of $2.9 million.

●	Cash on hand at December 31, 2024 was $41.6 million, as compared to $3.6 million at December 31, 2023, an increase of approximately $38.0 million. Subsequent to the year end, on January 7, 2025, the Company paid a one-time special cash dividend of an aggregate of $16.7 million.

Nathan Mazurek, Chairman and CEO of Pioneer, commented, “I am pleased to report that our preliminary unaudited financial results exceeded our 2024 revenue guidance for our Critical Power segment, delivering outsized revenue growth coupled with accelerating operating profits. We believe we have successfully balanced profitability with strategic investments in product development and marketing, positioning us for sustained growth and profitability.”

Mazurek added, “Our e-Boost platform is gaining momentum, with surging demand in its core fleet electrification market, including trucks, buses, ride-share vehicles, last-mile-delivery step-vans and specialty vehicles. Moreover, we are seeing broader adoption and engagement across various verticals, such as leisure craft, EVTOLs, construction sites and airport ground service equipment. Notably, our strong 2024 performance and 2025 outlook do not yet account for the upcoming national launch of our new, groundbreaking HOMe-Boost residential solution, offering ‘anytime’ EV charging along with whole-house back-up power, as well as our innovative e-Boost RealM remote monitoring platform.”

The Company plans to issue its final audited financial results and file its annual report on Form 10-K with the Securities and Exchange Commission in the coming weeks.

2025 Outlook

Management reiterates its expectation for revenue of $27 to $29 million for the full year of 2025. The revenue projection for 2025 assumes no contribution from Pioneer’s new HOMe-Boost residential solution or the e-Boost RealM remote monitoring platform.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2025 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements.”

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions. The Company has been aggressively marketing e-Boost to electric bus and truck manufacturers, fleet management companies, municipalities and EV infrastructure providers since its initial launch in November 2021.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com